Exhibit 10.2

December [●], 2025

PERSONAL AND CONFIDENTIAL

Re:	| Registered Direct Shelf Takedown | Placement Agent Agreement

Dear Mr. Pursglove:

The purpose of this placement agent agreement (the “Agreement”) is to outline our agreement pursuant to which Spartan Capital Securities, LLC (“Spartan”) will act as the placement agent on a “best efforts” basis in connection with the proposed Registered Direct Shelf Takedown (the “Placement”) by [_____] (collectively, with its subsidiaries and affiliates, the “Company”) of units consisting of its shares of Common Stock (or Pre-funded Warrants to purchase shares of Common Stock in lieu of shares of Common Stock) and warrants to purchase its shares of Common Stock (the “Securities”). This placement agent agreement sets forth certain conditions and assumptions upon which the Placement is premised. The Company expressly acknowledges and agrees that Spartan’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Spartan to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Spartan with respect to securing any other financing on behalf of the Company. The Company confirms that entry into this placement agent agreement and completion of the Placement with Spartan will not breach or otherwise violate the Company’s obligations to any other party or require any payments to such other party. For the sake of clarity, such obligations may include but not be limited to obligations under an engagement letter, placement agency agreement, underwriting agreement, advisory agreement, right of first refusal, tail fee obligation or other agreement.

The terms of our agreement are as follows:

1.	Engagement. The Company hereby engages Spartan, for the period beginning on the date hereof and ending [___], thereafter or upon the completion of the Placement, whichever is sooner (the “Engagement Period”), to act as the Company’s exclusive investment bank in connection with the proposed Placement. During the Engagement Period or until the consummation of the Placement, and as long as Spartan is proceeding in good faith with preparations for the Placement, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company. Spartan will use its reasonable “best efforts” to solicit offers to purchase the Securities from the Company on the terms, and subject to the conditions, set forth in the Prospectus (as defined below). Spartan shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser (as defined below) whose offer to purchase Securities has been solicited by Spartan, but Spartan shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. The Company acknowledges that under no circumstances will Spartan be obligated to underwrite or purchase any Securities for its own account and, in soliciting purchases of the Securities, Spartan shall act solely as an agent of the Company. The services provided pursuant to this placement agent agreement shall be on an “agency” basis and not on a “principal” basis.

2.	The Placement. The Placement is expected to consist of a sale of approximately $[●] million of the Company’s Securities. Spartan will act as placement agent for the Placement subject to, among other matters referred to herein and additional customary conditions, completion of Spartan’s due diligence examination of the Company and its affiliates, listing approval by the Nasdaq Capital Market (“Exchange”) of the Securities to be issued, or an application for such listing shall have been submitted to the Exchange, and satisfactory evidence of such action shall have been provided to Spartan, and the execution of a definitive Securities Purchase Agreement in connection with the Placement (the “Securities Purchase Agreement”). The actual size of the Placement, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and the investors thereto. In connection with the entry into the Securities Purchase Agreement, the Company (i) will meet with Spartan and its representatives to discuss such due diligence matters and to provide such documents as Spartan may require; (ii) will not file with the Commission any document regarding the Placement without the prior approval of Spartan and its counsel; (iii) will deliver to Spartan and the investors in the Placement such legal and accounting opinions and letters (including, without limitation, accounting comfort letters, legal opinions, negative assurance letters, good standing certificates and officers’ and secretary certificates) as Spartan may require, all in form and substance acceptable to Spartan and (iv) will ensure that Spartan is a third party beneficiary of all representations, warranties, covenants, closing conditions and deliverables in connection with the Placement.

3.	Placement Compensation. The placement commission will be 6.0% for the Placement.

4.	Registration Statement. To the extent the Company decides to proceed with the Placement, the Company will use its currently effective Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a prospectus included therein (the “Prospectus”) covering the Securities to be offered and sold in the Placement. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Spartan and counsel to Spartan. Other than any information provided by Spartan in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Spartan immediately of such event and Spartan will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

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5.	Expenses. Out of the proceeds of the Placement, the Company shall pay Spartan up to $85,000 for fees and expenses of legal counsel and other expenses, including but not limited to, roadshow expenses and cost of background checks; plus the additional amount payable by the Company pursuant to the following sentence and, if applicable, the costs associated with the use of a third-party electronic road show service (such as Net Roadshow); provided, however, that such amount in no way limits or impairs the indemnification and contribution provisions of this placement agent agreement. The Company will bear all fees, disbursements and expenses in connection with the Placement, including, without limitation, the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, any other offering materials, this Agreement and related documents (all in such quantities as Spartan may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings or background checks for members of management; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Placement, FINRA filing fees; costs and expenses of qualifying the offering under the “blue sky” laws of the states specified by Spartan; transfer taxes; and transfer and warrant agent and registrar fees, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter..

6.	Closing; Closing Deliverables. Unless otherwise directed by the Placement Agent, settlement of the Securities shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall cause the Depositary to issue the Securities directly to the clearing firm designated by the Placement Agent; upon receipt of such Securities, the Placement Agent shall promptly electronically deliver such Securities to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company).

6.1. Company Deliveries.

6.1.1. On the date hereof, the Company shall deliver each of the following:

6.1.1.1 This Agreement duly executed by the Company.

6.1.1.2 A certificate executed by the Chief Financial Officer of the Company in customary form reasonably satisfactory to the Placement Agent and its counsel.

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6.1.1.3 The Escrow Agreement duly executed by the Company.

6.1.2. On or prior to the Closing Date, the Company shall deliver each the following:

6.1.2.1 A legal opinion of Sichenzia Ross Ference Carmel LLP, addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and Purchasers.

6.1.2.2 A copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate (or at the request of the Purchaser, book entry statement) evidencing a number of Shares equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser; subject to the first sentence of Section 6, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to the portion of such Purchaser’s Subscription Amount applicable to Shares, divided by the Per Unit Purchase Price, registered in the name of such Purchaser.

6.1.2.3 For each Purchaser of Pre-Funded Warrants pursuant to Section 6, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Unit Purchase Price, with an exercise price equal to $0.00001, subject to adjustment as provided therein.

6.1.2.4 The Common Warrants registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100.0% of the sum of the number of Shares and Pre-Funded Warrants stated on such Purchaser’s signature page hereto.

6.1.2.5 The Company shall have provided each Purchaser with the Escrow Agent’s wire instructions.

6.1.2.6 The Company shall have provided Spartan the signed flow of funds executed by the Chief Executive Officer or Chief Financial Officer.

6.1.2.7 A duly executed and delivered Officers’ Certificate, in customary form reasonably satisfactory to the Placement Agent and its counsel.

6.1.2.8 A cold comfort letter from the Company’s auditor, addressed to the Placement Agent in form and substance reasonably satisfactory in all material respects.

6.1.2.9 Duly executed joint written instructions to the Escrow Agent.

6.1.2.10 The Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act).

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7.	Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties (together with any related disclosures in any disclosure schedules appended thereto) on the part of the Company set forth in the Securities Purchase Agreement (on which the Company authorizes the Placement Agent to rely), in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

7.1. Regulatory Matters.

7.1.1. Effectiveness of Registration Statement; Rule 424 Information. The Registration Statement is effective on the date of this Agreement, and, on the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

7.1.2. Listing of Additional Shares. On or before the Closing Date, the Company shall have filed a notice with the Exchange with respect to the Company’s additional listing of the securities sold in the Offering.

7.2. Closing Deliverables. The Company shall have delivered all closing deliverables to the Placement Agent as set forth in Section 6.1 as of the time required and in form reasonably satisfactory to the Placement Agent.

7.2.1. No Material Changes. Prior to and on the Closing Date: (i) there shall have been no Material Adverse Effect (as defined below) or development involving a prospective Material Adverse Effect (as defined below) in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any affiliates of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company (“Material Adverse Effect”), except as set forth in the Registration Statement and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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7.2.2. Additional Documents. At the Closing Date, Placement Agent’s counsel shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Placement Agent and Placement Agent’s counsel.

8.	Prior Agreement. By entering into this Agreement, the parties agree that that certain letter of engagement, dated [___], entered into between the same parties hereof, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement.

9.	Termination. Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination or expiration of this placement agent agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). Notwithstanding anything to the contrary contained in this Agreement, in the event that no Placement is completed for any reason whatsoever during the Engagement Period, the Company shall be obligated to pay to Spartan its actual and accountable out-of-pocket expenses related to the Placement (including the fees and disbursements of Placement Agent’s legal counsel) and if applicable, for electronic road show service used in connection with the Placement. During the engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Spartan, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of the Placement. Furthermore, the Company agrees that during Spartan’s engagement hereunder, all inquiries from prospective investors will be referred to Spartan.

10.	Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Spartan’s prior written consent, commencing on the date hereof and continuing until the final Closing of the Placement.

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11.	Information. During the Engagement Period or until the Closing, the Company agrees to cooperate with Spartan and to furnish, or cause to be furnished, to Spartan, any and all information and data concerning the Company, and the Placement that Spartan deems appropriate (the “Information”). The Company will provide Spartan reasonable access during normal business hours from and after the date of execution of this Agreement until the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Spartan will keep strictly confidential all non-public Information concerning the Company provided to Spartan. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Spartan, (b) was known or became known by Spartan prior to the Company’s disclosure thereof to Spartan as demonstrated by the existence of its written records, (c) becomes known to Spartan from a source other than the Company which information is not provided by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Spartan as demonstrated by its written records. For the avoidance of doubt, except as otherwise provided herein, all information which is not publicly available relating to the Company’s proprietary technology is proprietary and confidential.

12.	No Third Party Beneficiaries; No Fiduciary Obligations. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Spartan is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person or entity by virtue of this placement agent agreement or the retention of Spartan hereunder, all of which are hereby expressly waived; and (ii) Spartan is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Spartan or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this placement agent agreement. During the course of Spartan’s engagement with the Company, Spartan may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

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13.	Indemnification, Advancement & Contribution.

13.1. Indemnification. The Company agrees to indemnify and hold harmless Spartan and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party) (collectively, “Losses”)), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Spartan’s acting for the Company, including, without limitation, any act or omission by Spartan in connection with its acceptance of or the performance or non-performance of its obligations under this Agreement, any breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Spartan of its rights under this Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Spartan by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Spartan, its present affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Spartan, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

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In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which this Agreement relates relative to the amount of fees actually received by Spartan in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Spartan pursuant to this Agreement.

Neither termination nor completion of this Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

14.	[Reserved].

15.	Governing Law; Venue. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association (“AAA”) in New York, New York. The following arbitration agreement should be read in conjunction with these disclosures:

15.1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

15.2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

15.3. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND

15.4. THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

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15.5. ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN SPARTAN AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH, OR WITH RESPECT TO (i) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (ii) THE RELATIONSHIP OF THE PARTIES HERETO, OR (iii) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

16.	Miscellaneous. The Company represents and warrants that it has all required power and authority to enter into and carry out the terms and provisions of this placement agent agreement and the execution, delivery and performance of this placement agent agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. The binding provisions of this placement agent agreement are legally binding upon and inure to the benefit of both the Company and Spartan and their respective assigns, successors, and legal representatives. If any provision of this placement agent agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the placement agent agreement shall remain in full force and effect. This placement agent agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The undersigned hereby consents to receipt of this placement agent agreement in electronic form and understands and agrees that this placement agent agreement may be signed electronically. Signatures to this placement agent agreement transmitted in electronic form will have the same effect as physical delivery of a paper document bearing the original signature, and if any signature is delivered electronically evidencing an intent to sign this placement agent agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this placement agent agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

If you are in agreement with the foregoing, please sign and return to us one copy of this placement agent agreement. This placement agent agreement may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page of [__] Registered Direct Shelf Takedown Placement Agent Agreement Follows]

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[Signature Page of [__] Registered Direct Shelf Takedown Placement Agent Agreement]

Very truly yours,

Spartan Capital Securities, LLC

By:
Name:	Kim Monchik
Title:	Chief Administrative Officer

AGREED AND ACCEPTED:

The foregoing accurately sets forth our understanding and agreement with respect to the matters set forth herein.

[__]

By:
Name:
Title:	Chief Executive Officer

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